Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS THIRD QUARTER 2023 RESULTS

•Q3’23 Revenue from Continuing Business of $269.4 million, up 39% year over year
•Value-Based Consumers served of 355,000, an increase of 208.7% on a comparable basis from last year on strong growth in Care Delivery
•Q3’23 Net Loss from Continuing Business of $479.3 million, including a $401.4 million non-cash Goodwill impairment charge; Positive Adjusted EBITDA of $1.2 million in Q3’23
•Maintaining expectation for 2023 consolidated Adjusted EBITDA profitability†

MINNEAPOLIS, MN (November 7, 2023) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company serving aging and underserved consumers with unmet clinical needs, today reported financial results for its Third Quarter ended September 30, 2023.

“Bright Health’s solid 2023 performance continued in the Third Quarter, with our second consecutive quarter of positive Adjusted EBITDA. Excluding a Goodwill impairment, our Care Delivery segment reported Operating Income profitability based on strong performance,” said Mike Mikan, President and CEO of Bright Health. “We also continued to make good progress in the quarter on the wind-down of our ACA insurance business and the sale of our California Medicare Advantage business.”

Bright Health continues to work toward the approval of the sale of the Company’s California Medicare Advantage business to Molina Healthcare, which was announced on June 30, 2023. The Company expects to close the transaction by the First Quarter of 2024.

Key Metrics

	As of September 30,
	2023	2022
Consumer and Patient Metrics
Value-Based Consumers served[1]	355,000	115,000

1The value-based care consumers at September 30, 2022 have been recast for comparability to exclude approximately 409,000 consumers attributable to our Bright HealthCare- Commercial business that we exited beginning in 2023.

	Three Months Ended		Nine Months Ended
($ in thousands)	September 30,		September 30,
	2023	2022	2023	2022
Financial Metrics
Revenue	$269,399	$193,363	$867,931	$523,467
Net Loss from Continuing Operations	$(479,305)	$(104,231)	$(564,915)	$(300,571)
Adjusted EBITDA (non-GAAP)	$1,205	$(8,047)	$1,876	$(52,805)

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above.

Financial Outlook

For full year 2023, Bright Health is providing the following guidance and commentary:

Bright Health is updating its 2023 financial outlook to reflect revised Revenue forecasts for the Care Solutions segment.

•Bright Health’s Enterprise Revenue is expected to be between $1.14 billion and $1.19 billion
•On a segment basis, Care Solutions Revenue is expected to be between $890 million and $910 million, while Care Delivery Revenue is expected to be between $250 million and $275 million
•Enterprise Adjusted Operating Cost Ratio is expected to be between 17.5% and 18.5%†
•Bright Health expects to be Adjusted EBITDA profitable in 2023†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, transaction costs, depreciation and amortization, share-based compensation expense, impairment of goodwill or intangible assets, restructuring costs, contract termination costs, changes in the fair value of contingent consideration, changes in the fair value of equity securities and derivatives, financial solvency of contractual counterparties; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as share-based compensation. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed November 7, 2023 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities, including financial covenants, both during and after any applicable waiver period, and/or obtain any additional waivers of any terms of our credit facilities to the extent required; our ability to sell our Medicare Advantage business in California on acceptable terms, including our ability to receive the proceeds thereof in a manner that would alleviate our current financial position; the failure to satisfy or obtain any waiver, if applicable, of any closing condition in our agreement to sell our Medicare Advantage business in California to Molina (the “Purchase Agreement”); our ability to comply with the terms of the Purchase Agreement; whether our credit facilities will satisfy our working capital needs pending the closing of our sale of our Medicare Advantage business in California; our ability to comply with the terms of the risk adjustment repayment agreements; our ability to obtain any additional short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to our corporate restructuring and resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into ACO REACH; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$113,430	$217,006
Short-term investments	156	869
Accounts receivable, net of allowance of $8,932 and $6,098, respectively	32,663	19,576
ACO REACH performance year receivable	350,478	99,181
Current assets of discontinued operations	1,368,694	3,187,464
Prepaids and other current assets	46,542	46,538
Total current assets	1,911,963	3,570,634
Other assets:
Long-term investments	344	5,401
Property, equipment and capitalized software, net	17,517	21,298
Goodwill	—	401,385
Intangible assets, net	96,150	104,952
Long-term assets of discontinued operations	—	529,117
Other non-current assets	29,792	32,265
Total other assets	143,803	1,094,418
Total assets	$2,055,766	$4,665,052
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$169,778	$116,021
Accounts payable	10,687	18,714
ACO REACH performance year obligation	224,908	—
Short-term borrowings	353,947	303,947
Current liabilities of discontinued operations	974,502	3,157,236
Warrant liability	9,874	—
Other current liabilities	86,806	97,241
Total current liabilities	1,830,502	3,693,159
Other liabilities	30,655	32,208
Total liabilities	1,861,157	3,725,367
Commitments and contingencies
Redeemable noncontrolling interests	327,263	219,758
Redeemable Series A preferred stock, $0.0001 par value; 750,000 shares authorized in 2023 and 2022; 750,000 shares issued and outstanding in 2023 and 2022	747,481	747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized in 2023 and 2022; 175,000 shares issued and outstanding in 2023 and 2022	172,936	172,936
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2023 and 2022; 7,981,802 and 7,878,394 shares issued and outstanding in 2023 and 2022*, respectively	1	1
Additional paid-in capital	3,037,946	2,972,333
Accumulated deficit	(4,078,133)	(3,156,395)
Accumulated other comprehensive loss	(885)	(4,429)
Treasury Stock, at cost, 31,526 shares at September 30, 2023, and December 31, 2022*, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,053,071)	(200,490)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$2,055,766	$4,665,052

*Shares have been retroactively adjusted to reflect the reverse stock split effective May 22, 2023

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Capitated revenue	$60,371	$33,006	$159,683	$79,295
ACO REACH revenue	200,044	145,433	676,845	465,435
Service revenue	8,978	10,076	31,387	31,038
Investment income (loss)	6	4,848	16	(52,301)
Total revenue	269,399	193,363	867,931	523,467
Operating expenses:
Medical costs	226,438	152,150	731,718	462,399
Operating costs	72,532	85,566	221,697	261,351
Goodwill impairment	401,385	—	401,385	—
Intangible assets impairment	—	42,611	—	42,611
Bad debt expense	22,421	11	23,054	11
Restructuring charges	5,281	5	6,867	9,662
Depreciation and amortization	4,117	8,947	14,271	25,283
Total operating expenses	732,174	289,290	1,398,992	801,317
Operating loss	(462,775)	(95,927)	(531,061)	(277,850)
Interest expense	10,041	4,905	26,998	6,435
Warrant expense	9,874	—	9,874	—
Other income	—	(2)	—	—
Loss from continuing operations before income taxes	(482,690)	(100,830)	(567,933)	(284,285)
Income tax (benefit) expense	(3,385)	3,401	(3,018)	16,286
Net loss from continuing operations	(479,305)	(104,231)	(564,915)	(300,571)
Loss from discontinued operations, net of tax	(67,843)	(165,899)	(240,321)	(401,518)
Net Loss	(547,148)	(270,130)	(805,236)	(702,089)
Net earnings from continuing operations attributable to noncontrolling interests	(86,747)	(46,710)	(116,502)	(84,651)
Series A preferred stock dividend accrued	(10,178)	(9,684)	(29,834)	(28,083)
Series B preferred stock dividend accrued	(2,284)	—	(6,695)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(646,357)	$(326,524)	$(958,267)	$(814,823)

Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders
Continuing operations	$(72.52)	$(20.41)	$(90.36)	$(52.55)
Discontinued operations	(8.51)	(21.07)	(30.25)	(51.05)
Basic and diluted loss per share	(81.03)	(41.48)	(120.61)	(103.60)

Basic and diluted weighted-average common shares outstanding*	7,977	7,871	7,945	7,865
*Shares have been retroactively adjusted to reflect the reverse stock split effective May 22, 2023

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(805,236)	$(702,089)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,149	40,173
Impairment of intangible assets	—	49,331
Impairment of goodwill	401,385	74,165
Share-based compensation	65,611	77,263
Deferred income taxes	(3,063)	1,590
Unrealized loss on equity securities	—	58,821
Amortization of investments	(17,946)	3,236
Warrant expense	9,874	—
Other, net	3,812	6,377
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(27,438)	10,934
ACO REACH performance year receivable	(251,297)	(234,776)
Other assets	132,645	(77,551)
Medical cost payable	(610,027)	149,970
Risk adjustment payable	(1,541,536)	377,789
Accounts payable and other liabilities	(124,295)	(21,188)
Unearned revenue	127,135	142,597
ACO REACH performance year obligation	224,908	155,145
Net cash (used in) provided by operating activities	(2,395,319)	111,787
Cash flows from investing activities:
Purchases of investments	(830,176)	(1,422,025)
Proceeds from sales, paydown, and maturities of investments	1,978,925	980,763
Purchases of property and equipment	(2,626)	(21,579)
Business divestitures, net of cash disposed of	(682)	—
Business acquisitions, net of cash acquired	—	(310)
Net cash provided by (used in) investing activities	1,145,441	(463,151)
Cash flows from financing activities:
Net proceeds from short-term borrowings	50,000	148,947
Proceeds from issuance of preferred stock	—	747,481
Proceeds from issuance of common stock	2	1,314
Distributions to noncontrolling interest holders	(8,997)	(2,032)
Net cash (used in) provided by financing activities	41,005	895,710
Net (decrease)/ increase in cash and cash equivalents	(1,208,873)	544,346
Cash and cash equivalents – beginning of year	1,932,290	1,061,179
Cash and cash equivalents – end of period	$723,417	$1,605,525

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Care Delivery
($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of income (loss) and operating data:	2023	2022	2023	2022

Revenue:
Capitated revenue	$60,371	$33,006	$159,683	$79,295
Service revenue	8,245	10,050	29,711	30,960
Total unaffiliated revenue	68,616	43,056	189,394	110,255
Affiliated revenue	(1,482)	257,707	6,487	830,098
Total segment revenue	67,134	300,763	195,881	940,353
Operating expenses
Medical Costs	20,883	264,013	64,325	850,011
Operating Costs	32,329	30,388	93,026	93,984
Goodwill impairment	401,385	—	401,385	—
Intangible assets impairment	—	42,611	—	42,611
Bad debt expense	8	4	639	4
Restructuring charges	130	—	130	—
Depreciation and amortization	3,160	6,374	9,470	19,119
Total operating expenses	457,895	343,390	568,975	1,005,729
Operating income (loss)	$(390,761)	$(42,627)	$(373,094)	$(65,376)

Care Solutions
($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of income (loss) and operating data:	2023	2022	2023	2022

Revenue:
ACO REACH revenue	$200,044	$145,433	$676,845	$465,435
Service revenue	733	26	1,676	78
Total segment revenue	200,777	145,459	678,521	465,513
Operating expenses
Medical Costs	204,017	146,253	673,891	457,161
Operating Costs	3,702	2,321	10,083	6,478
Bad debt expense	22,413	—	22,415	—
Total operating expenses	230,132	148,574	706,389	463,639
Operating income	$(29,355)	$(3,115)	$(27,868)	$1,874

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA, Adjusted Operating Cost Ratio, and Consumer Care Adjusted EBITDA (Consumer Care is defined as an aggregation of our Care Delivery and Care Solutions segments). We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and intangible assets, changes in the fair value of contingent consideration, and changes in the fair value of equity securities and derivatives, and losses related to the bankruptcy of one of our ACO REACH partners. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. We define Consumer Care Adjusted EBITDA as Consumer Care Net Loss excluding depreciation and amortization, restructuring and contract termination costs, impairment of goodwill and intangible assets, losses related to the bankruptcy of one of our ACO REACH partners, and changes in fair value of contingent consideration. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA, Adjusted Operating Cost Ratio, and Consumer Care Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Consumer Care Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Consumer Care Net Loss as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Consumer Care Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Net loss	$(547,148)	$(270,130)	$(805,236)	$(702,089)
Loss from Discontinued Operations (a)	67,843	165,899	240,321	401,518
EBITDA adjustments from continuing operations
Interest expense	10,041	4,905	26,998	6,435
Income tax (benefit) expense	(3,385)	3,401	(3,018)	16,286
Transaction costs (b)	8,941	4	18,889	386
Depreciation and amortization	4,117	8,947	14,271	25,283
Share-based compensation expense (c)	16,515	24,123	65,611	77,263
Restructuring and contract termination costs (d)	5,281	5	6,867	10,162
Impairment of goodwill and intangible assets	401,385	42,611	401,385	42,611
ACO REACH care partner bankruptcy (e)	27,741	—	27,741	—
Change in fair value of warrant liability (f)	9,874	—	9,874	—
Change in fair value of contingent consideration (g)	—	—	(1,827)	—
Change in fair value of equity securities	—	12,188	—	69,340
EBITDA adjustments from continuing operations	$480,510	$96,184	$566,791	$247,766
Adjusted EBITDA	$1,205	$(8,047)	$1,876	$(52,805)

(a)Beginning in the fourth quarter of 2022, Adjusted EBITDA excludes the impact of discontinued operations. The comparable period in 2022 has been recast to exclude these impacts. Represents losses associated with the Commercial business segment and MA Legacy operations that we exited at the end of 2022 and the California Medicare Advantage business classified as held for sale.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(e)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(f)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(g)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Cost Ratio	26.9%	44.3%	25.5%	49.9%
Impact of share-based compensation expense (a)	(6.1)%	(12.5)%	(7.6)%	(14.8)%
Adjusted Operating Cost Ratio (b)	20.8%	31.8%	18.0%	35.2%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.

(b)The three months ended September 30, 2022 is lower by 0.8% and the nine months ended September 30, 2022 is higher by 3.2%, respectively, due to the impacts of income (loss) driven from unrealized gains and losses on equity securities and realized gains and losses on sales of investments.

The following table provides a reconciliation of Care Delivery net loss to Care Delivery Adjusted EBITDA for the periods presented:

Care Delivery
	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Care Delivery Net Loss	$(390,761)	$(42,627)	$(373,094)	$(65,376)
Interest expense	—	—	—	—
Income tax (benefit) expense	—	—	—	—
Transaction costs (a)	—	—	—	—
Depreciation and amortization	3,160	6,374	9,470	19,119
Share-based compensation expense (b)	—	—	—	—
Restructuring and contract termination costs (c)	130	—	130	—
Impairment of goodwill and intangible assets	401,385	42,611	401,385	42,611
ACO REACH care partner bankruptcy (d)	—	—	—	—
Change in fair value of warrant liability (e)	—	—	—	—
Change in fair value of contingent consideration (f)	—	—	(1,827)	—
Change in fair value of equity securities	—	—	—	—
Care Delivery Adjusted EBITDA	$13,914	$6,358	$36,064	$(3,646)

The following table provides a reconciliation of Care Solutions net loss to Care Solutions Adjusted EBITDA for the periods presented:

Care Solutions
	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Care Solutions Net loss	$(29,355)	$(3,115)	$(27,868)	$1,874
Interest expense	—	—	—	—
Income tax (benefit) expense	—	—	—	—
Transaction costs (a)	—	—	—	—
Depreciation and amortization	—	—	—	—
Share-based compensation expense (b)	—	—	—	—
Restructuring and contract termination costs (c)	—	—	—	—
Impairment of goodwill and intangible assets	—	—	—	—
ACO REACH care partner bankruptcy (d)	27,741	—	27,741	—
Change in fair value of warrant liability (e)	—	—	—	—
Change in fair value of contingent consideration (f)	—	—	—	—
Change in fair value of equity securities	—	—	—	—
Care Solutions Adjusted EBITDA	$(1,614)	$(3,115)	$(127)	$1,874

The following table combines Care Delivery Adjusted EBITDA and Care Solutions Adjusted EBITDA, the aggregation of which we refer to as Consumer Care Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Care Delivery Adjusted EBITDA	$13,914	$6,358	$36,064	$(3,646)
Care Solutions Adjusted EBITDA	(1,614)	(3,115)	(127)	1,874
Consumer Care Adjusted EBITDA	$12,300	$3,243	$35,937	$(1,772)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(d)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(e)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(f)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.